EXHIBIT 23(A)
                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated February 11, 1999, on our audits of the consolidated financial statements and financial statement schedules of Protective Life Insurance Company and subsidiaries. We also consent to the reference to our firm under the caption "Experts."





/s/ PRICEWATERHOUSECOOPERS L.L.P.



PRICEWATERHOUSECOOPERS L.L.P.


Birmingham, Alabama
April 15, 1999